UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 18, 2006

ITERIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08762	95-2588496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 South Manchester Avenue, Anaheim, California  92802
(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code:  (714) 774-5000

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01            Entry into a Material Definitive Agreement.

On October 18, 2006, Iteris, Inc., a Delaware corporation (“Iteris” or the “Company”) entered into a Joint Development Agreement with Transportation Planning Group, Inc., a California corporation doing business as Crain and Associates of Southern California (“Crain”).  Crain is a 20 person Southern California consulting firm focused on providing transportation planning services for private development projects, a niche market that Iteris has not focused on to date. The Company hopes to combine its ITS expertise with Crain’s experience in this market to develop a presence in this market.

Pursuant to this one year agreement, Iteris will provide staffing support largely focused on management and contract administration to assist Crain to become a viable teaming partner for large, private development projects, jointly offering both the traditional traffic engineering and ITS consulting.  The Company expects this joint development relationship to be a relatively minor commitment of time and anticipates it will invest approximately 600 hours in the aggregate over the next six months on this relationship, which support is expected to be reduced to 300 hours in the following six months.  Under this agreement, Crain will reimburse the Company for the cost of this labor by paying to the Company $8,000 per month during the first six months of this Agreement and $4,000 per month for the last six months of this agreement, plus an additional $80 per hour to the extent the hours provided exceed the targets set forth above.

Abbas Mohaddes, the Company’s Executive Vice President and General Manager recently acquired all of the outstanding capital stock of Crain, following the death of Crain’s founder and President, who was a close friend of Mr. Mohaddes.  Mr. Mohaddes is expected to be the primary liaison with Crain.

As additional consideration for this agreement, in the event Crain is sold, the Company will receive between 10% to 2.5% of the gross proceeds of such sale in excess of $1.0 million, if such sale occurs during the term of this agreement or within five years after the termination of this agreement.  The exact percentage payable to Iteris declines based upon the aggregate sales price.  At this time, the Company does not anticipate this amount will be material to the Company.  Pursuant to this agreement, Iteris has also been granted a right of first refusal to purchase Crain.

Crain has further agreed that during the term of this agreement and for one year thereafter, it will not solicit any of the Company’s employees and has agreed to be bound by a non-competition prohibition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2006

ITERIS, INC., a Delaware corporation

By:	/s/ JACK JOHNSON
Jack Johnson
Chief Executive Officer